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                                  EXHIBIT 99.1

                                                     CONTACT:  DAVID MATHESON
                                                               (914) 640-5204

FOR IMMEDIATE RELEASE

            STARWOOD HOTELS & RESORTS ANNOUNCES SUCCESSFUL AMENDMENTS
                  TO SENIOR CREDIT FACILITY AND DIVIDEND POLICY

         WHITE PLAINS, NEW YORK, NOVEMBER 28, 2001--Starwood Hotels & Resorts Worldwide, Inc. (the "Company") (NYSE: HOT) announced today that it has successfully amended certain terms of its Senior Credit Facility (the "Credit Facility"). The amendment gives the Company greater financial flexibility by modifying various financial covenants until the expiration of the facility in early 2003. The amended provisions include adjustments to the Company's combined leverage ratio and interest coverage ratio as well as modifications to near term amortization payments.

         Regarding the timing and payment of its quarterly dividend, at the current time, Starwood expects to pay its scheduled dividend for the fourth quarter of 2001 in January 2002. Subject to unanticipated changes in the economic and financial environment, and with Board approval, the Company anticipates the payment of the dividend at the $.20 per share level. Regarding 2002, the Company and its Board have determined to shift from a quarterly dividend to an annual dividend. The level of the 2002 dividend payment is currently anticipated to be comparable to the current annual level. However, the final determination of the amount of the dividend will be subject to economic and financial considerations and Board approval in the fourth quarter of 2002.

         According to Barry Sternlicht, Chairman and Chief Executive Officer of the Company, "We are pleased with the extremely strong and rapid response of our lenders in amending the credit facility. These amendments give the Company flexibility to respond to the opportunities and challenges that have and are likely to arise over the next sixteen months. The changes in the bank terms combined with the movement of the 2002 dividend to an annual basis will give the Company greater near term liquidity in the face of economic uncertainties created by the September 11 tragedy and the current economic downturn. The Company is continuing to work on other financing initiatives including the sale of assets to further enhance its liquidity and ultimately benefit the refinancing of its bank facilities by their scheduled expiration in February of 2003."
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         Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 750 properties in more than 80 countries and 110,000 employees at its owned and managed properties. With internationally renowned brands, Starwood is a fully integrated owner, operator and franchiser of hotels and resorts including: St. Regis, The Luxury Collection, Sheraton, Westin, Four Points by Sheraton, W brands, as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit WWW.STARWOOD.COM.

(Note: This release contains certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated at the time the forward-looking statements are made, including, without limitation, risks and uncertainties associated with the following: the continued ability of the Trust to qualify for taxation as a REIT; Starwood's ability to attract and retain personnel; completion, terms and timing of future acquisitions and dispositions; the availability of debt and equity capital for Starwood's business; execution of hotel renovation and expansion programs; the ability to maintain existing management, franchise or representation agreements and to obtain new agreements on favorable terms; competition within the lodging industry and from emerging technologies, the cyclicality of the real estate business; and the hotel business; foreign exchange fluctuations and exchange control restrictions; general real estate and national and international economic conditions; political, financial and economic conditions and uncertainties in countries in which Starwood owns property or operates; and the other risks and uncertainties set forth in the annual, quarterly and current reports and proxy statements of the Trust and Starwood. Starwood undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.)